EXECUTION VERSION

CITIGROUP INC.

Up to 125,000,000 Shares of Common Stock
(par value $0.01 per share)

Continuous Offering Program Equity Distribution Agreement

New York, New York
April 23, 2010

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Citigroup Inc., a corporation organized under the laws of the State of Delaware (the “Company”), confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc. (the “Manager”) as follows:

1.           Description of Securities.  The Company proposes to issue and sell through the Manager, as sales agent, up to 125,000,000 shares of the common stock of the Company, $0.01 par value (“Common Stock”) (said shares to be issued and sold by the Company being hereinafter called the “Securities”) from time to time during the term of this Agreement and on the terms set forth in Section 2 of this Agreement. For purposes of selling the Securities through the Manager, the Company hereby appoints the Manager as exclusive agent of the Company for the purpose of soliciting purchases of the Securities from the Company pursuant to this Agreement and the Manager agrees to use its reasonable efforts to solicit purchases of the Securities on the terms and subject to the conditions stated herein. Certain terms used herein are defined in Section 18 hereof.

2.           Sale and Delivery of Securities.

(a)          Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell the Securities from time to time through the Manager, acting as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Securities on the following terms.

(i)           The Securities are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the New York Stock Exchange (“NYSE”), (B) the Company has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement.  Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell all of the Securities hereunder.  The gross sales price of the Securities sold under this Section 2(a) shall be the market price for shares of the Company’s Common Stock at which such Securities were sold by the Manager under this Section 2(a).

(ii)         The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Securities, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell the Securities for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Securities as required under this Agreement, and (C) the Manager shall be under no obligation to purchase the Securities on a principal basis pursuant to this Agreement.

(iii)        The Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Securities for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Securities sold hereunder prior to the giving of such notice.

(iv)        The Manager hereby covenants and agrees not to make any sales of the Securities on behalf of the Company, pursuant to this Section 2(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus in accordance with Rule 153 or any other transactions that so qualify (all such transactions are hereinafter referred to as “Continuous Offerings”) and (B) such other sales of the Securities on behalf of the Company in its capacity as sales agent of the Company as shall be agreed by the Company and the Manager.

(v)         The Manager shall receive no commission for sales of the Securities with respect to which the Manager acts as sales agent under this Agreement.  The proceeds from the sales of the Securities pursuant to this Agreement, after deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Securities (the “Net Proceeds”).

(vi)        The Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the NYSE each day in which the Securities are sold under this Section 2(a) setting forth the number of the Securities sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and any expenses of the Manager reimbursable pursuant hereto by the Company with respect to such sales payable by the Company to the Manager with respect to such sales.  Such expenses shall be set forth and invoiced in periodic statements from the Manager to the Company, with payment to be made by the Company promptly after its receipt thereof.

(vii)       Settlement for sales of the Securities pursuant to this Section 2(a) will occur at 10:00 a.m. (Eastern Time), or at such other time as the Company and the Manager may agree, on the third business day following the date on which such sales are made (each such day, a “Settlement Date”).  On each Settlement Date, the Securities sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Securities.  Settlement for all such Securities shall be effected by free delivery of the Securities to the Manager’s account at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodial System (“DWAC”), or by such other means of delivery as may be mutually agreed upon by the parties hereto, which Securities shall in all cases be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company.  If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Securities on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default.  If the Manager breaches this Agreement by failing to deliver the Net Proceeds on any Settlement Date for the Securities delivered by the Company, the Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

(viii)      At each Applicable Time, Settlement Date, Representation Date (as defined in Section 3(m)) and Filing Date (as defined in Section 3(z)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date.  Any obligation of the Manager to use its reasonable efforts to sell the Securities on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)         Under no circumstances shall the number of the Securities sold pursuant to this Agreement exceed the number of the Securities authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Manager in writing.

(c)         If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Securities, it shall promptly notify the other party and sales of the Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d)         The Company agrees that, on any single given day, any offer to sell, any solicitation of an offer to buy, or any sales of Securities, in each case by or on behalf of the Company, shall only be effected by or through the Manager; provided, however, that the foregoing limitation shall not apply on any day during which no sales are made pursuant to this Agreement and no Settlement Date is pending with respect to Securities previously sold hereunder.

(e)         Notwithstanding any other provision of this Agreement, the Company shall not request the sale of any Securities that would be sold, and the Manager shall not be obligated to sell, during any period in which the Company’s insider trading policy, as it exists at the Execution Time, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Manager, for purposes of this paragraph (e) such period shall be deemed to last from the first day of the month after a calendar quarter until 24 hours after the filing of the earnings release relating to such quarter.  The Company agrees to provide the Manager with a copy of its insider trading policy as it exists at the Execution Time, and to advise the Manager in writing of any changes thereto after the Execution Time.

3.          Agreements.  The Company agrees with the Manager that:

(a)         During any period when the delivery of a prospectus relating to the Securities is required ((including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule, or may be deemed pursuant to Rule 153) to be delivered under the Act, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus unless the Company has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects.  The Company has properly completed the Prospectus, in a form acceptable to the Manager, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form acceptable to the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence reasonably satisfactory to the Manager of such timely filing.  The Company will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172, 173 or any similar rule) is required under the Act in connection with the offering or sale of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)         If, at any time on or after an Applicable Time but prior to the related Settlement Date, (i) any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, (ii) any event shall occur or condition exist as a result of which the Disclosure Package conflicts with the information contained in the Registration Statement then on file, or (iii) it is necessary to amend or supplement the Disclosure Package to comply with applicable law, the Company will forthwith notify promptly the Manager so that any use of the Disclosure Package may cease until it is supplemented or amended, and thereafter promptly prepare, file with the Commission and furnish, at its own expense, to the Manager upon request, either amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the Disclosure Package is delivered to a prospective purchaser, be misleading or so that the Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Disclosure Package, as amended or supplemented, will comply with applicable law.

(c)         If, at any time when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a)) is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) in connection with sales by the Manager, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of such event so that any use of the Prospectus may cease until it is supplemented or amended, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 3, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable, if then required, in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

(d)         As soon as practicable, the Company will make generally available to its security holders and to the Manager a consolidated earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)         Upon request, the Company will furnish to the Manager and counsel for the Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and deliver to the Manager on each Representation Date and at any time such documents are otherwise amended or supplemented, as many copies of the Disclosure Package, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering that are required to be prepared, furnished or delivered by the Company.

(f)          The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions within the United States as the Manager reasonably may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)         The Company will furnish to the Manager and counsel for the Manager, without charge, a copy of each proposed Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and will not use or refer to any proposed Free Writing Prospectus to which the Manager reasonably objects; provided that, if in the opinion of counsel to the Company, any such Free Writing Prospectus shall be required by law or regulation to be used, then the Company shall be permitted to use such Free Writing Prospectus after taking into account such comments as the Manager and its counsel may reasonably make on the content, form or other aspects of such proposed Free Writing Prospectus.

(h)         (i) The Company agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Manager, and (ii) the Manager agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.  Any such free writing prospectus consented to by the Manager or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)          If the third anniversary of the initial Effective Date of the Registration Statement occurs before all the Securities have been sold by the Manager, prior to the third anniversary, the Company will file a new shelf registration statement and to take any other action reasonably necessary to permit the public offering of the Securities to continue without interruption; provided that such requirement to file a new registration statement shall not require the Company to file any registration statement other than on Form S-3 (or any successor form).  References herein to the Registration Statement shall include the new registration statement declared effective by the Commission.  If at any time when Securities remain unsold by the Manager the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Manager, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Manager (provided that the Company shall not be required to file any registration statement other than on Form S-3), (iii) cause such registration statement or post-effective amendment to be declared effective as soon as reasonably practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (iv) promptly notify the Manager of such effectiveness.  The Company will take all other action reasonably appropriate or necessary to permit the public offering and sale of the Securities to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible.  References herein to the Registration Statement relating to the Securities shall include any such new registration statement or post-effective amendment, as the case may be.

(j)          The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act of 2002, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act of 2002.

(k)         The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, except that the Company makes no agreement as to the activities of the Manager or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement) any compensation for soliciting purchases of the Securities.  The Company shall notify the Manager of any activity that shall constitute a violation of Regulation M by any of its officers or directors promptly after the Company has received notice or obtained knowledge of any such violation.

(l)          The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(m)        Upon commencement of the offering of the Securities under this Agreement (and upon the recommencement of the offering of the Securities under this Agreement following the termination of a suspension of sales hereunder lasting more than 30 trading days (but if any such suspension shall be 30 or fewer trading days and any intervening event listed in (i) or (ii) below shall have occurred, then upon such recommencement)), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 3(z) of this Agreement or a prospectus supplement relating solely to the offering of securities other than the Securities), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), or (iii) otherwise as the Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or promptly upon request, as the case may be, in form reasonably satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Manager are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(n)         At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Michael J. Tarpley, Assistant General Counsel–Capital Markets of the Company, or other counsel satisfactory to the Manager, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o)         On each Representation Date, Cleary Gottlieb Steen & Hamilton LLP, counsel to the Manager, shall furnish to the Manager a written opinion, dated as of such date in form and substance reasonably satisfactory to the Manager.

With respect to Sections 3(n) and 3(o) above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Securities under this Agreement such counsel may furnish the Manager with a letter (a “Reliance Letter”) to the effect that the Manager may rely on a prior opinion delivered under Section 3(n) or Section 3(o), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(p)         Upon commencement of the offering of the Securities under this Agreement (and upon the recommencement of the offering of the Securities under this Agreement following the termination of a suspension of sales hereunder lasting more than 30 trading days (but if any such suspension shall be 30 or fewer trading days and any intervening event listed in (i) or (ii) of Section 3(m) shall have occurred, then upon such recommencement), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iii) at the Manager’s request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K) incorporated by reference into the Prospectus (each such date referred to in (i), (ii), (iii) and (iv) above, a “Financial Representation Date”), the Company shall cause KPMG LLP (the “Accountants”), or other independent accountants satisfactory to the Manager forthwith, to furnish the Manager a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(d) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided, however, that the Company will not be required to cause the Accountants to furnish such letters to the Manager in connection with the filing of a Current Report on Form 8-K unless (i) such Current Report on Form 8-K is filed at any time during which a prospectus relating to the Securities would be required to be delivered under the Act, and (ii) the Manager has requested such letter based upon the event or events reported in such Current Report on Form 8-K.

(q)         Upon commencement of the offering of the Securities under this Agreement (and upon the recommencement of the offering of the Securities under this Agreement following the termination of a suspension of sales hereunder lasting more than 30 trading days (but if any such suspension shall be 30 or fewer trading days and any intervening event listed in (i) or (ii) of Section 3(m) shall have occurred, then upon such recommencement)) and at each Financial Representation Date, the Company shall furnish to the Manager a certificate dated and delivered the date of such date or promptly upon request, as the case may be, in form and substance reasonably satisfactory to the Manager, of the same tenor as the certificate referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(r)          Upon commencement of the offering of the Securities under this Agreement (and upon the recommencement of the offering of the Securities under this Agreement following the termination of a suspension of sales hereunder lasting more than 30 trading days (but if any such suspension shall be 30 or fewer trading days and any intervening event listed in (i) or (ii) of Section 3(m) shall have occurred, then upon such recommencement), and at each Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Manager.  The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Manager may reasonably request.

(s)         The Company consents to the Manager trading in the Common Stock for the account of the Manager’s clients at the same time as sales of the Securities occur pursuant to this Agreement.

(t)          The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Securities sold through the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Securities pursuant to this Agreement during the relevant quarter.

(u)         If to the knowledge of the Company, the conditions set forth in Section 6(a), 6(e) or 6(f) shall not have been satisfied as of the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Securities.

(v)         Each acceptance by the Company of an offer to purchase the Securities hereunder shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Securities relating to such acceptance as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities).

(w)        The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, of the maximum aggregate number of Securities authorized for issuance by the Board pursuant to the terms of this Agreement.  The Company will use its commercially reasonable efforts to cause the Securities to be listed for trading on the NYSE and to maintain such listing.

(x)          The Company shall cooperate with Manager and use its reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(y)         The Company will apply the Net Proceeds from the sale of the Securities in the manner set forth in the Prospectus.

(z)          On or prior to the earlier of (i) the date on which the Company shall file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K in respect of any fiscal quarter in which sales of Securities were made by the Manager pursuant to Section 2(a) of this Agreement and (ii) the date on which the Company shall be obligated to file such document referred to in clause (i) in respect of such quarter (each such date, and any date on which an amendment to any such document is filed, a “Filing Date”), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such quarter, the number of the Securities sold through the Manager as sales agent pursuant to Section 2(a) of this Agreement in Continuous Offerings, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Securities pursuant to Section 2(a) of this Agreement.

4.           Representations and Warranties.  The Company represents and warrants to, and agrees with, the Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below:

(a)         The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File No. 333-157459), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, became effective upon filing.  No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.  The Registration Statement is an automatic shelf registration statement (as defined in Rule 405), and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.  The Company has filed with the Commission a Base Prospectus relating to the Securities in accordance with Rule 424(b).  The Company will file with the Commission a Prospectus Supplement and Interim Prospectus Supplements relating to the Securities in accordance with Rule 424(b).  As filed, such Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the date hereof or, to the extent not completed by the date hereof, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any draft Prospectus Supplement) as the Company has advised the Manager, prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, will be included or made therein.  The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Securities, meets the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)         To the extent that the Registration Statement is not available for the sales of the Securities as contemplated by this Agreement or the Company is not a “well known seasoned issuer” as defined in Rule 405 or otherwise is unable to make the representations set forth in Section 2(g) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Securities and shall cause such registration statement to become effective as promptly as practicable; provided that such filing requirement shall not require the Company to file any registration statement other than on Form S-3.  After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c)         On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Securities, the Registration Statement did and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Securities, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in Section 5 hereof.

(d)         The execution and delivery of, and the performance by the Company and its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company.

(e)         This issuance of Common Stock to be sold by the Company has been duly authorized by the Company and, when the Common Stock to be sold by the Company is issued and delivered to and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the holders of outstanding shares of the common stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities to be sold by the Company; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of common stock or ownership interest in the Company are outstanding.

(f)          As of the date hereof, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, it being understood and agreed that the only such information furnished by the Manager consists of the information described as such in Section 5 hereof.

(g)         (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163 and (iv) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(h)         (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(i)          No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Manager consists of the information described as such in Section 5 hereof.

(j)          The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(k)         The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Securities in accordance with Rule 415(a)(4) of the Act.

(l)          The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

Any certificate signed by any officer of the Company and delivered to the Manager or counsel for the Manager in connection with this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Manager.

5.          Indemnification and Contribution.

(a)         The Company agrees to indemnify and hold harmless the Manager, the directors, officers, employees and agents of the Manager and each person who controls the Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Disclosure Package, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)         The Manager agrees to indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to written information relating to the Manager furnished to the Company by the Manager specifically for inclusion in the documents referred to in the foregoing indemnity.  The Company acknowledges that the statements set forth in the fourth sentence of the first paragraph and the first and second sentences of the second paragraph under the heading “Plan of Distribution” in the Prospectus Supplement constitute the only written information furnished by the Manager for inclusion in the Prospectus Supplement.  This indemnity agreement will be in addition to any liability that the Manager may otherwise have.

(c)         Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)         In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Manager agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Manager on the other from the offering of the Securities; provided, however, that in no case shall the Manager be responsible for any amount in excess of the underwriting discount, as the case may be, applicable to the Securities purchased by the Manager hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the Net Proceeds for sales of the Securities, and benefits received by the Manager shall be deemed to be equal to the total commission as determined by this Agreement.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 5, each person who controls the Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Manager shall have the same rights to contribution as the Manager, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

6.           Conditions to the Manager’s Obligations.  The obligations of the Manager under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time and Settlement Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its respective obligations hereunder and to the following additional conditions:

(a)         The Prospectus, and any supplement thereto have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Securities; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required by Section 3(z) of this Agreement; any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)         The Company shall have requested and caused Michael J. Tarpley, Associate General Counsel—Capital Markets of the Company, to have furnished to the Manager, on each Representation Date an opinion, dated as of such date and addressed to the Manager, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require.

(c)         The Manager shall have received on each date specified in Section 3(o), such opinion or opinions of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Manager, dated such date and addressed to the Manager, with respect to the sale of the Securities, the Registration Statement, the Prospectus, the Disclosure Package and other related matters as the Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)         The Company shall have furnished to the Manager, on each Representation Date a certificate of the Company, signed, in the case of the Company, by the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Controller or any Deputy Controller and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package and any supplements or amendments thereto, and this Agreement and that:

(i)           the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)          no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and

(iii)         since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e)         The Company shall have requested and caused KPMG LLP to have furnished to the Manager, on and as of on every date specified in Section 3(p) of this Agreement and to the extent requested by the Manager in connection with any offering of the Securities, customary “comfort letters” that are satisfactory in content and form to the Manager.

(f)          Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (c) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager after consultation with the Company, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto) and any Issuer Free Writing Prospectus.

(g)         The Company shall have made application to list the Securities on the NYSE.

(h)         Prior to each Settlement Date, the Company shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement with respect to the offering of the Securities, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled with respect to such offering at, or at any time prior to, any Settlement Date by the Manager.  Notice of such cancellation shall be given to the Company in writing or by telephone, electronic mail or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Manager, at One Liberty Plaza, New York, New York 10006, by 9:00 a.m. (New York Time) on each such date as provided in this Agreement.

7.          Expenses.  The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its respective obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Preliminary Prospectus and the Prospectus (including filing fees), each amendment or supplement to any of them, this Agreement; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Prospectus, the Prospectus, the documents incorporated by reference in the Registration Statement, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing (or reproduction), authentication, issuance and delivery of the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements, documents and certificates (including certificates representing the Securities) printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vi) the registration or qualification of the Securities for offer and sale under the laws of such jurisdictions within the United States as provided in Section 3(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Manager relating to the preparation, printing (or reproduction), and delivery of the preliminary and supplemental blue sky memoranda and such registration and qualification); (vii) the filing fees and the reasonable fees and expenses of counsel for the Manager in connection with any filings required to be made with the Financial Industry Regulatory Authority; (viii) the fees and expenses associated with obtaining ratings for the Securities from nationally recognized statistical rating organizations; (ix) the transportation and other expenses incurred by or on behalf of representatives of the Company (other than the Manager and their representatives) in connection with presentations to prospective purchasers of the Securities; and (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

8.          Reimbursement of Manager’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Company set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Manager, the Company will reimburse the Manager on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9.          Termination of Agreement.

(a)         The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Securities in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that (i) if Securities have been sold through the Manager for the Company, then Section 3(v) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 4, 5, 7, 10, 11, 13 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)         The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Securities in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Sections 4, 5, 7, 10, 11, 13 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)         This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 4, 5, 7 and 10 shall remain in full force and effect.

(d)         Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of the Securities, such sale shall settle in accordance with the provisions of Section 2(a)(vii) of this Agreement.

10.         Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 5 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 5 and 8 hereof shall survive the termination or cancellation of this Agreement.

11.         Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Manager, will be mailed, delivered or telefaxed if to Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel (fax no.:  (212) 816-7912); if sent to the Company, will be mailed, delivered or telefaxed to Citigroup Inc.—Treasury Department, 153 E. 53rd Street, 6th Floor, New York, New York 10043 (fax no.: (212) 793-5629), with a copy to Citigroup Inc., One Court Square, 45th Floor, Long Island City, New York 11120, Attn: Associate General Counsel – Capital Markets (fax no.: (718) 248-2705).

12.         Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 5 hereof, and no other person will have any right or obligation hereunder.

13.         No Fiduciary Duty. The Company hereby acknowledges that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (ii) the Manager is acting solely as sales agent in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (iii) engagement of the Manager by the Company in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

14.         Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof.

15.         Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.         Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.         Headings.  The section headings used in this Agreement are for convenience only and shall not affect the construction hereof.

18.         Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Securities, the time of sale of such Securities pursuant to this Agreement.

“Base Prospectus” shall mean the base prospectus contained in the Registration Statement as of the at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement, (iv) any Issuer Free Writing Prospectuses, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Securities prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 3(z) of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in introductory paragraph above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 173”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436”, “Rule 456” and “Rule 457” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Manager.

CITIGROUP INC.

By:	/s/ Eric Aboaf
Name: Eric Aboaf
Title: Treasurer

Confirmed as of the date first above mentioned

CITIGROUP GLOBAL MARKETS INC.

By:  CITIGROUP GLOBAL MARKETS INC.

By: /s/ Tyler Dickson
        Name:  Tyler Dickson
        Title:    Managing Director

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